Exhibit 5

FIRM and AFFILIATE OFFICES
NEW YORK
LONDON
SINGAPORE
LOS ANGELES
CHICAGO
HOUSTON
www.duanemorris.com	HANOI
PHILADELPHIA
SAN DIEGO
SAN FRANCISCO
BALTIMORE
BOSTON
WASHINGTON, DC
LAS VEGAS
ATLANTA
March 24, 2011	MIAMI
PITTSBURGH
NEWARK
BOCA RATON
WILMINGTON
CHERRY HILL
PRINCETON
LAKE TAHOE
HO CHI MINH CITY

Vonage Holdings Corp.

23 Main Street

Holmdel, New Jersey 07733

Re:	Vonage Holdings Corp. – Amendment No. 1 to the Registration Statement on

Form S-8 (File No. 33-136227) Relating to the Vonage Holdings Corp. 2001

Stock Incentive Plan and the Vonage Holdings Corp. 2006 Stock Incentive Plan

Ladies and Gentlemen:

We have acted as special counsel to Vonage Holdings Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-136227) (the “Registration Statement”) relating to the registration by the Company of 23,398,128 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, which may be issued under the Vonage Holdings Corp. 2006 Stock Incentive Plan, as amended and restated effective as of June 3, 2010 (the “2006 Plan”).

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of:

a. the 2006 Plan;

b. the Restated Certificate of Incorporation of the Company;

c. the Second Amended and Restated Bylaws of the Company;

d. Minutes of the Meeting of the Board of Directors held on April 6, 2010; and

DUANE MORRIS LLP
30 SOUTH 17TH STREET PHILADELPHIA, PA 19103-4196	PHONE: 215.979.1000 FAX: 215.979.1020

Vonage Holdings Corp. March 24, 2011 Page 2

e. Minutes of the 2010 Annual Meeting of Stockholders of the Company held on June 3, 2010.

We have also examined such other certificates of public officials and such other records, documents and instruments as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed: (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of the documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents and (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects. As to all questions of fact material to these opinions, we have relied solely upon the above-referenced certificates or comparable documents, have not performed or had performed any independent research of public records and have assumed that the certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

Based upon the foregoing, we are of the opinion that the Shares to be originally issued by the Company under the 2006 Plan, when issued in accordance with the terms and conditions of the 2006 Plan, will result in the Shares being legally issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Delaware, and we do not express any opinion herein concerning any other law.

The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change. Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinion expressed herein is limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

Vonage Holdings Corp. March 24, 2011 Page 3

We hereby consent to the use of this letter as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are “experts” within the meaning of Section 11 of the Act or within the category of persons whose consent is required under Section 7 of the Act.

Sincerely,

/s/ DUANE MORRIS LLP